Exhibit 23





               Consent of Ernst & Young LLP, Independent Auditors




     We consent to the incorporation by reference in the Registration Statements on Form S-8 of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 6, 1996, with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995.




REGISTRATION
STATEMENT NUMBER                              DESCRIPTION
--------------------------------------------------------------------------------

33-7850                            1986 Employee Stock Plan of
                                        Vishay Intertechnology, Inc.


33-7851                            1986 Employee Stock Plan of
                                        Dale Electronics, Inc.


33-59609                           Vishay Intertechnology, Inc.
                                        1995 Stock Option Program


Philadelphia, Pennsylvania                   /s/ Ernst & Young LLP
March 21, 1996                               ---------------------